Exhibit 99.1

NEWS BULLETIN
POINT.360 2701 MEDIA CENTER DRIVE LOS ANGELES, CA 90065 Nasdaq: PTSX

FOR FURTHER INFORMATION:

AT THE COMPANY:
Alan Steel
Executive Vice President
(818) 565-1444

FOR IMMEDIATE RELEASE – LOS ANGELES, CA, February 12, 2015

POINT.360 ANNOUNCES SECOND FISCAL QUARTER AND FIRST HALF RESULTS

Point.360 (OTCQX: PTSX), a leading provider of integrated media management services, today announced results for the three and six month periods ended December 31, 2014. For the quarter, the Company’s sales were $5.4 million generating a loss of $1.1 million, or $0.10 per share. The Company also reported negative earnings before interest, taxes, depreciation and amortization and non-cash charges (EBITDAN) of $0.6 million for the period.

Haig S. Bagerdjian, the Company’s Chairman, President and Chief Executive Officer said: “Reduced revenue is due principally to our exit from the inconsistent computer graphics business in fiscal 2014, pricing pressures and some work being brought “in house” by one large customer. We have adjusted our workforce and physical space requirements to better serve our customers in our evolving file-based environment. We will see the effects of these actions in coming quarters.”

Revenues

Revenue for the quarter ended December 31, 2014 totaled $5.4 million compared to $6.3 million in the same quarter last year. Revenues for the six months ended December 31, 2014 were $10.5 million compared to $13.1 million last year. Declines were due primarily to lower orders by a major customer and our decision in the second quarter of the last fiscal year to terminate our inconsistent computer graphics business.

Gross Margin

In the second quarter of fiscal 2015, gross margin was $1.5 million (29% of sales), compared to $2.2 million (35% of revenues) in the prior year’s quarter. For the first half of fiscal 2015, gross margins were $2.9 million or (28% of revenues), compared to $4.2 million, or 32% of revenues in last year’s period.

Selling, General and Administrative and Other Expenses

For the second quarter of fiscal 2015, SG&A expenses were $2.7 million, or 50% of sales, compared to $2.8 million, or 45% of sales in the second quarter of last year. For the current six month period, SG&A expenses were $5.3 million (50% of sales), compared to $5.9 million (45% of sales) last year.

Interest expense was approximately $0.1 million for each of the three and six month periods ended December 31, 2014 and 2013.

Other income in all periods includes sublease income and gain on sale of fixed assets.

Operating Loss

The operating loss was $1.1 million in the second quarter of fiscal 2015 compared to $0.6 million in last year’s second quarter. For the six months ended December 31, 2014, the operating loss was $2.4 million compared to $1.6 million last year.

Net Loss

For the second quarter and first half of fiscal 2015, the Company reported net losses of $1.1 million ($0.10 per share) and $2.3 million ($0.22 per share), respectively, compared to $0.6 million ($0.06 per share) and $1.6 million ($0.15 per share) in the same periods last year.

Earnings Before Interest, Taxes, Depreciation, Amortization and Non-Cash Charges (EBITDAN)*

The following table reconciles the Company’s EBITDAN to net income which is the most directly comparable financial measure under Generally Accepted Accounting Principles (“GAAP”):

Computation of EBITDAN (unaudited)*

	Three Months Ended December 31		Six Months Ended December 31,
	2013	2014	2013	2014
Net loss	$(623,000)	$(1,085,000)	$(1,630,000)	$(2,289,000)
Interest (net)	71,000	45,000	145,000	90,000
Income taxes	--	--	--	--
Depreciation & amortization	492,000	320,000	801,000	656,000
Other non-cash charges:
Bad debt expense (recovery)	(119,000)	5,000	(112,000)	11,000
Stock based compensation	77,000	71,000	140,000	139,000

EBITDAN	$(102,000)	$(644,000)	$(656,000)	$(1,393,000)

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Consolidated Statements of Operations (unaudited) *

The table below summarizes results for the three month periods ended December 31, 2013 and 2014:

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2014	2013	2014

Revenues	$6,286,000	$5,354,000	$13,058,000	$10,485,000
Cost of services sold	(4,095,000)	(3,805,000)	(8,834,000)	(7,577,000)

Gross profit	2,191,000	1,549,000	4,224,000	2,908,000
Selling, general and administrative expense	(2,819,000)	(2,670,000)	(5,864,000)	(5,267,000)

Operating loss	(628,000)	(1,121,000)	(1,640,000)	(2,359,000)
Interest expense	(71,000)	(45,000)	(145,000)	(90,000)
Other income	76,000	81,000	155,000	160,000

Loss before income taxes	(623,000)	(1,085,000)	(1,630,000)	(2,289,000)
Benefit from income taxes	-	-	-	-
Net loss	$(623,000)	$(1,085,000)	$(1,630,000)	$(2,289,000)

Loss per share:
Basic:
Net loss	$(0.06)	$(0.10)	$(0.15)	$(0.22)
Weighted average number of shares	10,536,906	10,536,906	10,528,909	10,536,906
Diluted:
Net loss	$(0.06)	$(0.10)	$(0.15)	$(0.22)
Weighted average number of shares including the dilutive effect of stock options	10,536,906	10,536,906	10,528,909	10,536,906

Selected Balance Sheet Statistics (unaudited)*

	June 30, 2014		December 31, 2014
Working Capital	$(1,723,000	)(1)	$(3,568,000	)(1)
Property and equipment, net	10,173,000		9,810,000
Total assets	17,049,000		14,788,000
Current portion of long term debt	5,485,000		5,335,000
Long-term debt, net of current portion	-		116,000
Shareholder’s equity	6,861,000		4,711,000

(1)Reflects the classification of long-term debt as a current liability due to the existence of a financial covenant default condition under the Company’s credit agreements.

*The consolidated statements of operations, computation of EBITDAN and presentation of balance sheet statistics do not represent the results of operations or the financial position of the Company in accordance with generally accepted accounting principles (GAAP), and are not to be considered as alternatives to the balance sheet, statement of income, operating income, net income or any other GAAP measurements as an indicator of operating performance or financial position. Not all companies calculate such statistics in the same fashion and, therefore, the statistics may not be comparable to other similarly titled measures of other companies. Management believes that these computations provide additional useful analytical information to investors.

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About Point.360

Point.360 (PTSX) is a value add service organization specializing in content creation, manipulation and distribution processes integrating complex technologies to solve problems in the life cycle of Rich Media. With locations in greater Los Angeles, Point.360 performs high and standard definition audio and video post production, creates virtual effects and archives and distributes physical and electronic Rich Media content worldwide, serving studios, independent producers, corporations, non-profit organizations and governmental and creative agencies. Point.360 provides the services necessary to edit, master, reformat and archive clients’ audio and video content, including television programming, feature films and movie trailers. Point.360’s interconnected facilities provide service coverage to all major U.S. media centers. The Company also rents and sells DVDs and video games directly to consumers through its Movie>Q retail stores. See www.Point360.com and www.MovieQ.com.

Forward-looking Statements

Certain statements in Point.360 press releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding (i) the Company’s projected revenues, earnings, cash flow and EBITDA; (ii) planned focus on internal growth and acquisitions; (iii) reduction of facilities and actions to streamline operations; (iv) actions being taken to reduce costs and improve customer service and (v) new business and new acquisitions. Please also refer to the risk factors described in the Company’s SEC filings, including its annual reports on Form 10-K. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward-looking statements. In addition to the factors described in the Company’s SEC filings, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top level management changes and (f) general economic and political conditions that adversely impact the Company’s customers’ willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.

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